EXHIBIT 99.1
Kodiak Oil & Gas Corp. Announces
Third Quarter 2013 Results

Highlights Include:

•	Q3-13 Oil & Gas Sales of $300 million, 167% Increase from Q3-12 and a 73% Increase from Q2-13

•	Q3-13 Adjusted EBITDA of $214 million, 140% Growth from Q3-12 and a 63% Increase from Q2-13

DENVER - October 31, 2013 /PRNewswire-FirstCall/ -- Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today reported financial results for the third quarter ended September 30, 2013. The Company previously furnished an operations update and reported sales volumes in a news release on October 22, 2013.

Financial Results

For the third quarter-ended September 30, 2013, the Company reported oil and gas sales of $299.6 million, as compared to $112.1 million during the same period in 2012 and $173.5 million in the second quarter 2013, representing increases of 167% and 73%, respectively. For the nine-month period ended September 30, 2013 Kodiak reported oil and gas sales of $638.1 million, as compared to $277.8 million for the same period in 2012. Kodiak reported an overall 54% increase in sequential equivalent sales volumes with 3.3 million barrels of oil equivalent (MMBOE) sold, or an average of 35,400 BOE per day (BOE/d) during the third quarter of 2013, as compared to 2.1 million BOE, or an average of 23,200 BOE/d in the second quarter of 2013. Crude oil revenue accounted for approximately 96% of oil and gas sales recorded during the third quarter 2013.

Adjusted EBITDA was $214.1 million for the third quarter 2013, as compared to $89.1 million in the same period in 2012. For the nine-month period ended September 30, 2013 Kodiak reported adjusted EBITDA of $469.6 million, as compared to $210.5 million in 2012. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.

For the third quarter 2013, the Company reported net income of $31.2 million, or $0.12 per diluted share, compared to net income of $3.5 million, or $0.01 per diluted share, for the same period in 2012. Kodiak reported net income during the nine-month period ended September 30, 2013 of $94.8 million, as compared to $98.3 million for the same period in 2012.

Kodiak reported net cash provided by operating activities during the third quarter 2013 of $152.6 million, as compared to $89.2 million during the same period in 2012, an increase of 71%. Kodiak reported net cash provided by operating activities during the nine-month period ended September 30, 2013 of $385.5 million, as compared to $203.3 million for the same period in 2012.

General and administrative expenses (G&A) for the third quarter 2013 totaled $12.6 million, or $3.86 per BOE, compared to $9.1 million, or $6.26 per BOE, in the third quarter 2012.  The increase in total G&A expense for the third quarter 2013, as compared to the same period in 2012, is attributed primarily to the hiring of new personnel as the Company continues to expand its oil and gas operations. G&A expense on a per unit basis improved sequentially from $4.89 per BOE in the second quarter of 2013 to $3.86 per BOE in the third quarter primarily attributable to increased production. As of September 30, 2013, Kodiak had 172 employees, as compared to 104 employees as of September 30, 2012.

Lease operating expenses (LOE) for the third quarter 2013 totaled $20.4 million or $6.28 per BOE, a 9% increase per BOE over the third quarter 2012 and a decrease of 1% over the second quarter of 2013.  The Company continues efforts to decrease operating costs primarily by addressing water disposal costs, the largest component of LOE. Gathering and connection work continues on water disposal wells which helps to reduce the Company's dependence on third-party services and minimize trucking requirements.

During the third quarter ended September 30, 2013, Kodiak recognized total interest expense related to its outstanding senior notes and credit facility of approximately $21.0 million. The Company capitalized interest costs of $9.7 million for the third quarter 2013.
The following table summarizes the Company's costs on a per-unit basis for the periods shown:

Kodiak Oil & Gas Corp.				% Change
Unit Cost Analysis	Q3-13	Q2-13	Q3-12	Sequential	Q-o-Q
Sales Volumes in Barrels of Oil Equivalent (MBOE)	3,257	2,112	1,459	54%	123%
Average Price Received Oil ($/Bbl)	$98.19	$88.88	$82.96	10%	18%
Average Price Received Gas ($/Mcf)	6.32	6.16	5.20	3%	22%
Average Price Received BOE ($/BOE)	$91.97	$82.15	$76.88	12%	20%

Expenses
Lease Operating Expense ($/BOE)	$6.28	$6.33	$5.77	(1)%	9%
Production Tax ($/BOE)	10.00	8.77	8.19	14%	22%
DD&A Expense ($/BOE)	29.81	29.56	29.97	1%	(1)%
Gathering, Transportation & Marketing Expense ($/BOE)	1.87	2.67	1.77	(30)%	6%
Total G&A Expense ($/BOE)	3.86	4.89	6.26	(21)%	(38)%
Non-cash Stock-based Compensation Expense ($/BOE)	$1.19	$1.66	$1.90	(28)%	(37)%

2013 Capital Expenditures

Year to date, Kodiak has invested approximately $809.8 million related to its oilfield operations and leasehold acquisitions compared to its full year capital expenditure guidance of approximately $1 billion. The Company expects its fourth quarter capital spend to be less than that of the third quarter due to lower well costs on a quarter over quarter basis and fewer net wells completed in the fourth quarter as compared to the third quarter. This is mainly attributable to one less non-operated rig drilling in Dunn County and lower working interest spacing units being drilled in the fourth quarter.

			Nine Months	Full Year
Kodiak Oil & Gas Corp.	Quarter Ended		Ended	2013
Capital Expenditures ($MM)	Sept 30, 2013	June 30, 2013	Sept 30, 2013	Budget
Drilling and completion costs	$302.0	$239.4	$790.4	$965.0
Salt water disposal wells and facilities	0.3	7.6	13.1	23.0
Leasehold acquisitions	2.7	1.7	6.3	12.0
Total Capital Expenditures	$305.0	$248.7	$809.8	$1,000.0

Asset retirement obligations	$2.6	$1.1	$4.2
Capitalized interest	9.7	7.4	25.6
Total Capitalized Costs	$317.3	$257.2	$839.6

Q3-13 Results Teleconference Call

In conjunction with Kodiak's release of its financial and operating results, investors, analysts and other interested parties are invited to participate in a conference call with management on Friday, November 1, 2013 at 11:00 a.m. Eastern Daylight Time.

Kodiak Oil & Gas Corp. Q3-13 Financial and Operating Results Conference Call
Date:	November 1, 2013
Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT
Call:	(877) 870-4263 (US/Canada) and (412) 317-0790 (International)
Internet:	Live and rebroadcast over the Internet: http://www.videonewswire.com/event.asp?id=96331
Replay:	Available for 30 days at http://www.kodiakog.com or http://www.videonewswire.com/event.asp?id=96331

Upcoming Investor Conferences

Kodiak also today announced management's participation in upcoming investor conferences. If a webcast is available, links can be found on the Company's website at www.kodiakog.com.

Conference	City	Date	Time
Jefferies Global Energy Conference	Houston, TX	Nov. 12, 2013	2:00 PM ET
Stephens Fall Investment Conference	New York, NY	Nov. 12, 2013	11:00 AM ET
UBS Mini Energy Conference	Boston, MA	Nov. 13, 2013	None
Goldman Sachs Emerging Growth Conference	New York, NY	Nov. 14, 2013	9:20 AM ET
Deutsche Bank's SMID One on One Conference	Coral Gables, FL	Nov. 20, 2013	None
Bank of America Merrill Lynch Global Energy Conference	Miami, FL	Nov. 22, 2013	8:15 AM ET
Wells Fargo Energy Symposium	New York, NY	Dec. 11, 2013	TBD
Capital One Southcoast Energy Conference	New Orleans, LA	Dec. 12, 2013	10:00 AM ET

Presentation times and webcasting are subject to change at the discretion of the conference organizer.  Please reference Kodiak's Presentations & Events page for further details regarding conferences and other events in which the Company may elect to participate.

About Kodiak Oil & Gas Corp.
Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com. The Company's common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements
This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Forward-looking statements in this document include statements regarding the Company's expectations as to its growth and development including trends in production, cash flow and reserves, the Company's expectations regarding potential improvements in LOE, the Company's drilling and completion program, including timing and improvements in per-well costs, and trends in the availability and cost of oil field services. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075
Mr. Trevor P. Seelye, CFA, Director of Financial Planning & Investor Relations +1-720-399-3282

Footnotes to the Financial Statements
The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak's filing on Form 10-Q for the quarter-ended September 30, 2013.

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$18,318	$24,060
Accounts receivable
Trade	94,791	35,565
Accrued sales revenues	118,240	59,875
Commodity price risk management asset	—	10,864
Inventory, prepaid expenses and other	13,906	17,210
Total Current Assets	245,255	147,574

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	3,284,226	2,007,442
Unproved oil and gas properties	692,380	457,888
Equipment and facilities	27,580	20,954
Less-accumulated depletion, depreciation, amortization, and accretion	(505,758)	(290,094)
Net oil and gas properties	3,498,428	2,196,190

Commodity price risk management asset	1,475	2,850
Property and equipment, net of accumulated depreciation of $1,687 at September 30, 2013 and $1,113 at December 31, 2012	3,085	1,846
Deferred financing costs, net of amortization of $21,461 at September 30, 2013 and $17,995 at December 31, 2012	42,071	25,176

Total Assets	$3,790,314	$2,373,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$294,623	$190,596
Accrued interest payable	30,473	6,090
Commodity price risk management liability	29,005	304
Total Current Liabilities	354,101	196,990

Noncurrent Liabilities:
Credit facility	638,000	295,000
Senior notes, net of accumulated amortization of bond premium of $858 at September 30, 2013 and $378 at December 31, 2012	1,555,142	805,622
Commodity price risk management liability	1,054	4,288
Deferred tax liability, net	85,200	26,800
Asset retirement obligations	13,927	9,064
Total Noncurrent Liabilities	2,293,323	1,140,774

Total Liabilities	2,647,424	1,337,764

Stockholders’ Equity:
Common stock—no par value; unlimited authorized
Issued and outstanding: 266,026,558 shares as of September 30, 2013 and 265,273,314 shares as of December 31, 2012	1,020,852	1,008,678
Retained earnings	122,038	27,194
Total Stockholders’ Equity	1,142,890	1,035,872

Total Liabilities and Stockholders’ Equity	$3,790,314	$2,373,636

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Oil sales	$286,832	$106,798	$606,044	$266,002
Gas sales	12,760	5,342	32,076	11,842
Total revenues	299,592	112,140	638,120	277,844

Operating expenses:
Oil and gas production	59,132	22,950	132,654	57,450
Depletion, depreciation, amortization and accretion	97,094	43,720	216,888	104,204
General and administrative	12,560	9,126	33,188	25,166
Total operating expenses	168,786	75,796	382,730	186,820

Operating income	130,806	36,344	255,390	91,024

Other income (expense):
Gain (loss) on commodity price risk management activities, net	(60,108)	(31,652)	(53,185)	40,580
Interest income (expense), net	(21,049)	(6,390)	(50,644)	(14,558)
Other income	1,001	1,194	1,683	3,186
Total other income (expense)	(80,156)	(36,848)	(102,146)	29,208

Income (loss) before income taxes	50,650	(504)	153,244	120,232

Income tax expense (benefit)	19,500	(3,980)	58,400	21,940

Net income	$31,150	$3,476	$94,844	$98,292

Earnings per common share:
Basic	$0.12	$0.01	$0.36	$0.37
Diluted	$0.12	$0.01	$0.35	$0.37

Weighted average common shares outstanding:
Basic	265,733,881	263,756,896	265,500,414	263,332,764
Diluted	268,566,065	267,403,802	267,992,098	267,532,393

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$31,150	$3,476	$94,844	$98,292
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	97,094	43,720	216,888	104,204
Amortization of deferred financing costs and debt premium	1,239	643	2,985	1,900
(Gain) loss on commodity price risk management activities, net	60,108	31,652	53,185	(40,580)
Settlements on commodity derivative instruments	(18,674)	5,044	(15,479)	4,192
Stock‑based compensation	3,880	2,765	11,105	7,855
Deferred income taxes	19,500	(3,980)	58,400	21,940
Changes in current assets and liabilities:
Accounts receivable‑trade	(57,072)	(10,671)	(59,226)	(10,090)
Accounts receivable‑accrued sales revenue	(51,330)	(9,118)	(58,365)	(26,114)
Prepaid expenses and other	(973)	5,776	(1,159)	7,860
Accounts payable and accrued liabilities	51,906	3,403	57,974	14,413
Accrued interest payable	15,803	16,520	24,383	16,040
Cash held in escrow	—	—	—	3,343
Net cash provided by operating activities	152,631	89,230	385,535	203,255

Cash flows from investing activities:
Acquired oil and gas properties and facilities	(759,025)	—	(759,025)	(588,420)
Oil and gas properties	(247,502)	(194,446)	(767,814)	(527,019)
Sale of oil and gas properties	87,370	2,752	87,370	2,752
Equipment, facilities and other	(1,318)	(1,386)	(8,338)	(8,160)
Well equipment inventory	(14,881)	(22,344)	(17,179)	(29,920)
Cash held in escrow	51,000	—	—	30,000
Net cash used in investing activities	(884,356)	(215,424)	(1,464,986)	(1,120,767)

Cash flows from financing activities:
Borrowings under credit facility	840,000	115,000	1,194,875	200,000
Repayments under credit facility	(493,000)	—	(851,875)	(185,000)
Proceeds from the issuance of senior notes	400,000	—	750,000	156,000
Proceeds from the issuance of common shares	1,793	625	2,283	1,870
Purchase of common shares	(696)	—	(1,214)	—
Cash held in escrow	—	—	—	670,615
Debt and share issuance costs	(12,126)	(1,177)	(20,360)	(5,827)
Net cash provided by financing activities	735,971	114,448	1,073,709	837,658

Increase (decrease) in cash and cash equivalents	4,246	(11,746)	(5,742)	(79,854)
		—
Cash and cash equivalents at beginning of the period	14,072	13,496	24,060	81,604

Cash and cash equivalents at end of the period	$18,318	$1,750	$18,318	$1,750

Supplemental cash flow information:
Oil & gas property included in accounts payable and accrued liabilities	$201,438	$124,155	$201,438	$124,155
Oil & gas property acquired through common stock	—	—	—	$49,798
Cash paid for interest	$13,722	$434	$48,912	$32,354

KODIAK OIL & GAS CORP.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of Adjusted EBITDA:	2013	2012	2013	2012

Net income	$31,150	$3,476	$94,844	$98,292
Add back:
Depreciation, depletion, amortization and accretion	97,094	43,720	216,888	104,204
Amortization of deferred financing costs and debt premium	1,239	643	2,985	1,900

(Gain) loss on commodity price risk management activities, net	60,108	31,652	53,185	(40,580)
Settlements on commodity derivative instruments	(18,674)	5,044	(15,479)	4,192
Stock based compensation expense	3,880	2,765	11,105	7,855
Income tax expense (benefit)	19,500	(3,980)	58,400	21,940
Interest expense	19,824	5,755	47,696	12,693
Adjusted EBITDA	$214,121	$89,075	$469,624	$210,496

In evaluating its business, Kodiak considers earnings before interest, income taxes, depletion, depreciation, amortization, and accretion, amortization of deferred financing costs and debt premium, impairment, gains or losses on foreign currency, the net (gain) loss on commodity price risk management activities less settlements on commodity derivative instruments, and stock‑based compensation expense, (“Adjusted EBITDA”) as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities, future capital expenditures and an indication of our potential borrowing base under our credit facility. Adjusted EBITDA is not a Generally Accepted Accounting Principle (“GAAP”) measure of performance. The Company uses this non-GAAP measure to compare its performance with other companies in the industry that make a similar disclosure, as a measure of its current liquidity, in developing our capital expenditure budget, to evaluate our compliance with covenants under our credit facility and as a component of the corporate objectives to which we tie the vesting of equity-based awards made to senior executives. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company's ability to generate cash flow at a level that can sustain or support our operations and capital investment program, and that disclosure of this measure provides investors with visibility as to the corporate objectives that affect our executive compensation program. Investors should not consider this measure, or other non-GAAP measures such as adjusted net income, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company's operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA and net income for the three and nine months ended September 30, 2013 and 2012 is provided in the table above.